                                                                      EXHIBIT 21


         Information relating to certain of the subsidiaries of Peoples Heritage Financial Group, Inc. as of December 31, 1998 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Peoples Heritage Financial Group, Inc.



Direct Subsidiaries:

                                                 JURISDICTION OF INCORPORATION
         NAME

Peoples Heritage Bank                              Maine
Bank of New Hampshire Corporation                  New Hampshire
Peoples Heritage Merger Corp.                      Maine
Peoples Heritage Capital Trust I                   Delaware

Indirect Subsidiaries:

                                                 JURISDICTION OF INCORPORATION
         NAME

Bank of New Hampshire(1)                           New Hampshire
Family Bank, FSB(2)                                United States
Heritage Investment Planning Group, Inc. (3)       Maine
Peoples Heritage Leasing Corp. (3)                 Maine
MPN Holdings (holding company for                  Maine
  insurance brokerage subsidiaries) (3)





--------------------------
  (1)  Subsidiary of Bank of New Hampshire Corporation.
  (2)  Subsidiary of Peoples Heritage Merger Corp.
  (3)  Subsidiary of Peoples Heritage Bank.